Exhibit 10.5

SHORE BANCSHARES, INC. 2025 EQUITY INCENTIVE PLAN

Restricted Stock Unit (“RSU”) Agreement for Directors

THIS AGREEMENT, dated as of _______________________, between SHORE BANCSHARES, INC., a Maryland corporation (the “Company”), and ______________________ (“Participant”), is made pursuant and subject to the provisions of the Shore Bancshares, Inc. 2025 Equity Incentive Plan (“Plan”). All capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.

1.       Award of RSUs. Pursuant to the Plan, the Company, on _____________, 202__(the “Date of Grant”), granted Participant ________________________ Restricted Stock Units (“Restricted Stock Units or RSUs”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein (the “Agreement”).

2.       Restrictions. Except as provided in this Agreement, this RSU Award is not transferable and is subject to a substantial risk of forfeiture.

3.       Vesting. Participant’s interest in the Restricted Stock Units shall become transferable and non-forfeitable (“Vested”) as follows:

Vesting Date	Restricted Stock Units

Notwithstanding the foregoing, any RSUs that have not Vested shall become Vested as of the earlier of (i) the date of a Change in Control or (ii) the date of the Participant’s death or separation from service due to Disability.

4.       Forfeiture. Upon the termination of Participant’s service with the Company or an Affiliate, RSUs that have not then become Vested pursuant to Section 3 shall lapse and be forfeited and canceled, except as noted above.

5.       Shareholder Rights.

(a)	Voting. Until actual Shares are issued to the Participant in accordance with the terms of the Plan and this Agreement, the Participant shall have no rights to vote any Shares because of this RSU Award.

(b)	Dividends. Participants granted RSUs shall have the right to dividends which would have been paid with respect to the Shares represented by the RSUs if such Shares were outstanding, and such deemed dividends shall be subject to the same vesting schedule as the RSUs to which they are attributable.

6.       Delivery of Shares of Common Stock. Delivery of Shares under this Agreement will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

7.       Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

8.       Taxes. All income recognized upon the vesting of this RSU Award will be noted on a Form 1099 issued by the Company.

9.       No Right to Continued Service. This Agreement does not confer upon Participant any right with respect to continuance of service with the Company or Shore United Bank (“Bank”).

10.       Governing Law. This Agreement shall be governed by the laws of the State of Maryland, without regard to any conflict of laws principles that would apply the law of another jurisdiction.

11.       Participant Bound by Plan. Participant acknowledges, by executing this Agreement, that (1) this Agreement is subject in all respects to the provisions of the Plan, as amended from time to time, the terms of which are incorporated herein by reference and made a part hereof, (2) that a copy of the Plan and all amendments thereto through the date hereof were provided to Participant on the date hereof, and (3) he understands and accepts all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

12.       Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

13.        Binding Effect. Subject to the limitations stated above and, in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

SHORE BANCSHARES, INC.

(Printed Name)

PARTICIPANT

Signature

(Printed Name)